Exhibit 23.1

Consent of Independent Registered Public Accountants

The Board of Directors

TenFold Corporation:

We consent to incorporation by reference in the registration statements No. 333-79053, No. 333-55910, and No. 333-137403 on Form S-8 of TenFold Corporation, of our report dated February 20, 2007, relating to our audits of the financial statements and financial statement schedule, which report appears in the December 31, 2006, annual report on Form 10-K of TenFold Corporation.

/s/ Tanner LC

Salt Lake City, Utah

February 20, 2007